KINETICS MUTUAL FUNDS, INC.
FIFTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated as of this 6th day of December, 2007, to the Fund Administration Servicing Agreement, dated as of January 1, 2002, as amended December 15, 2005, June 16, 2006, December 15, 2006, and March 5, 2007, is entered into by and between Kinetics Mutual Funds, Inc., a Maryland corporation (the “Corporation”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Corporation and USBFS have entered into a Fund Administration Servicing Agreement dated as of January 1, 2002, as previously amended (the “Agreement”); and

WHEREAS, the Corporation and USBFS desire to amend the Agreement to add funds; and

WHEREAS, Section 6 of the Agreement allows for its amendment by a written instrument executed by the Corporation and USBFS.

NOW, THEREFORE, the Corporation and USBFS agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Peter B. Doyle	By: /s/ Michael R. McVoy
Name: Peter B. Doyle	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit A
to the Fund Administration Servicing Agreement – Kinetics Mutual Funds, Inc.
Administration Services – Annual Fee Schedule – Feeder Funds
Separate Series of Kinetics Mutual Funds, Inc.

Name of Series
The Internet Fund – No Load Class
The Internet Fund – Advisor Class A
The Internet Fund – Advisor Class C
The Internet Fund – Institutional Class
The Internet Emerging Growth Fund – No Load Class
The Internet Emerging Growth Fund – Advisor Class A
The Internet Emerging Growth Fund – Advisor Class C
The Internet Emerging Growth Fund – Institutional Class
The Paradigm Fund – No Load Class
The Paradigm Fund – Advisor Class A
The Paradigm Fund – Advisor Class C
The Paradigm Fund – Institutional Class
The Medical Fund – No Load Class
The Medical Fund – Advisor Class A
The Medical Fund – Advisor Class C
The Medical Fund – Institutional Class
The Small Cap Opportunities Fund – No Load Class
The Small Cap Opportunities Fund – Advisor Class A
The Small Cap Opportunities Fund – Advisor Class C
The Small Cap Opportunities Fund – Institutional Class
The Kinetics Government Money Market Fund – No Load Class
The Kinetics Government Money Market Fund – Advisor Class A
The Kinetics Government Money Market Fund – Advisor Class C
The Kinetics Government Money Market Fund – Institutional Class
The Market Opportunities Fund – No Load Class
The Market Opportunities Fund – Advisor Class A
The Market Opportunities Fund – Advisor Class C
The Market Opportunities Fund – Institutional Class
The Water Infrastructure Fund -- No Load Class
The Water Infrastructure Fund – Advisor Class A
The Water Infrastructure Fund – Advisor Class C
The Water Infrastructure Fund – Institutional Class
The Multi-Disciplinary Fund – No Load Class
The Multi-Disciplinary Fund – Advisor Class A
The Multi-Disciplinary Fund – Advisor Class C
The Multi-Disciplinary Fund – Institutional Class

The Internet Fund, the Medical Fund, the Internet Emerging Growth Fund, The Paradigm Fund, The Small Cap Opportunities Fund, The Kinetics Government Money Market Fund, The Market Opportunities Fund, the Water Infrastructure Fund and the Multi-Disciplinary Fund have the following fee schedule at December 6, 2007:

Exhibit A (continued)
to the Fund Administration Servicing Agreement – Kinetics Mutual Funds, Inc.
Administration Services – Annual Fee Schedule – Feeder Funds
at December 6, 2007

Annual fee based on complex of Feeder Funds average net assets:
__ basis points on the average net assets on first $________
__ basis points on balance

Minimum Annual Fee: $________ Note:  Minimum is based on the combined fees for both the Master Portfolios and the Feeder Funds which includes out-of-pocket technology charge of $______ per quarter.

Plus out-of-pocket expense reimbursements, including but not limited to:
Postage
Programming
Stationery
Proxies

Out-of-pocket expenses reimbursements
Retention of records
Special reports
Federal and state regulatory filing fees
Certain insurance premiums
Expenses form board of trustees meetings
Auditing and legal expenses
All other out-of-pocket expenses
Fees are billed monthly